EXHIBIT 3.2
ARTICLE I
OFFICES
Section 1. Registered Office. The registered office of Streamline Health Solutions, Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof shall be The Corporation Trust Company.
Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. Annual Meeting. The annual meeting of stockholders shall be held on a date and time and at such place or places within or without the State of Delaware as may from time to time be determined by the Board of Directors of the Corporation. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
Section 3. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time thereof, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.
Section 4. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by (i) the Chairman of the Board, (ii) a majority of the Board of Directors or (iii) the stockholders holding at least thirty percent (30%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. The notice of any special meeting shall state the purpose or purposes of the meeting and specify the action or actions to be taken at said meeting and no business shall be transacted thereat except that specifically named in the notice.
Section 5. Notice of Special Meeting. Written notice of a special meeting, stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

Section 6. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.
Section 7. Presiding Officer; Order of Business.
(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, if he is not present (or, if there is none), by the President, or if he is not present, by a Vice President, or if none is present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a chairman to be chosen by the stockholders holding a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or if he is not present, an Assistant Secretary, or, if none is present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders holding a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.
(b) The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the officer of the Corporation or other person presiding over the meeting.
Section 8. Quorum; Adjournments. Unless otherwise required by statute or by the Certificate of Incorporation, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented, but no business shall be transacted at any such adjournment except such as might have been lawfully transacted had the meeting not been adjourned.
Section 9. Voting.
(a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.
(b) Except as otherwise provided by law or the Certificate of Incorporation, all matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters.

Section 10. Action by Consent. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing thereto.
Section 11. Notice of Nominations for Election to the Board of Directors.
(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 11 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 11 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of stockholders regardless of whether or not such stockholder intends to or does conduct its own proxy solicitation with respect to such nomination.
(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a stockholder’s meeting, the stockholder must provide timely notice thereof in writing in proper form to the Secretary of the Corporation. In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public disclosure of the date of the meeting was made. In the case of a special meeting of stockholders, to be timely, a stockholder’s notice for nomination must be delivered to the Secretary at the principal executive office of the Corporation by the tenth day following the date of public disclosure of the date of such meeting. In no event shall any adjournment of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice described above.

(c) To be in proper form, a stockholder’s notice to the Secretary shall set forth:
(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person for the past five years; (C) the class and number of the Corporation’s shares which are beneficially owned by such person; (D) a description of any arrangement or understanding between each person so proposed and the stockholder(s) making such nomination with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person if elected as a director; (E) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (F) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.
(ii) As to the stockholder(s) giving the notice, (A) the name and record address for each such stockholder, (B) the class and number of the Corporation’s shares which are beneficially owned by such stockholder(s)
(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors of the Corporation. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 11, and if he or she should so determine, he or she shall so declare such determinate to the meeting and the defective nomination shall be disregarded.
Section 12. Notice of Stockholder Business.
(a) At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 12 as to such proposal. The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any business at any stockholder meeting (except for a stockholder nomination of a person for election as a director, which business is subject in its entirety to Article II, Section 11 hereof) regardless of whether or not such stockholder intends or seeks the inclusion of such proposal in the Corporation’s proxy statement for such meeting. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must provide timely notice thereof in writing in proper form to the Secretary of the Corporation. In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. In the case of a special meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation by the tenth day following the date of public disclosure of the date of such meeting. In no event shall any adjournment of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice described above.

(b) To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address for each stockholder proposing such business, and (iii) the class and number of the Corporation’s shares which are beneficially owned by such stockholder(s) and any material interest of the stockholder in such business.
(c) No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine business was not properly brought before the meeting in accordance with this Section 12, and if he or she should so determine, he or she shall so declare such determination to the meeting and any such business shall not be transacted.
ARTICLE III
DIRECTORS
Section 1. General Powers; Number; Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things which are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or performed by the stockholders. Within the limits specified in this Section 1, the number of directors shall be determined by the Board of Directors, except that if no such determination is made, the number of directors shall be three (3). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.
Section 2. Vacancies. If any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-laws, at which meeting such vacancies shall be filled.
Section 3. Removal; Resignation.
(a) Except as otherwise provided by law or the Certificate of Incorporation, any director, directors or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

(b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.
Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.
Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held upon proper notice, at such time and place as may from time to time be determined by the Board of Directors.
Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by two (2) or more directors on at least 2 days’ notice to each director, if such notice is delivered personally or sent by telegram, or on at least three (3) days’ notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary or two (2) or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article XI.
Section 8. Quorum; Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.
Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

Section 11. Meetings by Telephone or Similar Communications. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director at such meeting.
ARTICLE IV
COMMITTEES
Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of not more than five (5) directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation, unless sooner removed as a member or as a director.
Section 2. Powers. The Executive Committee shall have and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it (to the extent permitted by law) by the Board of Directors and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it.
Section 3. Procedure; Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall provide. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.
The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.
Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members of the Executive Committee shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, such one member shall constitute a quorum.
Section 5. Other Committees. The Board of Directors, by resolutions adopted by a majority of the entire Board, may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.
Section 6. Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.
Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.
Section 9. Meetings by Telephone or Similar Communications. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and participation in such meeting shall constitute presence in person at such meeting.
ARTICLE V
NOTICES
Section 1. Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally or by telegram sent to his address as it appears on the records of the Corporation.
Section 2. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VI
OFFICERS
Section 1. Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Chief Executive Officer, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.
Section 2. Term of Office; Removal. The Board of Directors at its first regular meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Chief Executive Officer, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurer, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.
Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
Section 4. The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.
Section 5. The President.
(a) The President, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to and not in limitation of the foregoing, the President shall be empowered to authorize any change of the registered office or registered agent (or both) of the Corporation in the State of Delaware.
(b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6. Chief Executive Officer. The Chief Executive Officer of the Corporation (the “CEO”), if any, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. The CEO shall have the authority to exercise all the powers generally appertaining to the chief executive officer of a corporation. In the CEO’s absence, the duties and powers of the CEO shall be performed and may be exercised, respectively, by the persons so designated by vote of a majority of the Board of Directors.
Section 7. The Vice Presidents. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, if any, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or be the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest the affixing thereof by his signature.
Section 9. The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
Section 10. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
Section 11. The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

ARTICLE VII
INDEMNIFICATION OF
DIRECTORS, OFFICERS AND OTHERS
Section 1. Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 2. Actions by or in Right of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3. Expenses. To the extent that a director or officer of the Corporation or a person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article SEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article SEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer of the Corporation or person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2 of this Article SEVENTH. Such determination shall be made (a) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.
Section 5. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.
Section 6. Right to Indemnification Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article SEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.
Section 8. Consolidation or Merger. For purposes of this Article SEVENTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers or persons serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article SEVENTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 9. Certain Definitions. For purposes of this Article SEVENTH, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves service by, such director or officer with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article SEVENTH.
Section 10. Continuation of Right to Indemnification; Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SEVENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer or person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11. Jurisdiction. The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees).
Section 12. Extent and Scope of Indemnification. Should the indemnification provided for in this Article SEVENTH be determined by a court of law to be inoperative or non-effective for any reason or should the extent and scope of the indemnification provided by Section 145 of General Corporation Law on the date of this Certificate of Incorporation be expanded by amendment, modification or replacement, the Corporation shall be obligated to indemnify the persons covered under this Article SEVENTH to the fullest extent permitted by Section 145 of the General Corporation Law, as the same may be amended, modified or replaced. This Article SEVENTH is intended to give the persons covered hereunder the maximum indemnification permitted under the laws of the State of Delaware at the time any such person seeks indemnification hereunder.

ARTICLE VIII
STOCK CERTIFICATES
Section 1. Form; Signatures.
(a) To the extent permitted by applicable law and unless otherwise provided by the Corporation’s Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon the written request of a holder of shares of the Corporation delivered to the Secretary of the Corporation, such holder is entitled to receive one or more certificates representing the shares of stock of the Corporation held by such holder. Any such certificate shall be signed by the Chairman of the Board, Chief Executive Officer or the President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation, if a seal has been authorized by the Board of Directors. Such signatures and seal may be facsimile. A certificate may be signed manually or by facsimile by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
(b) Any stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.
Section 2. Registration of Transfer. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of both certificated and uncertificated shares of stock. The Board of Directors may appoint transfer agents and registrars thereof.
Section 3. Record Date; Closing of Transfer Books. The Board of Directors may fix a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of or to vote at a meeting or any adjournment thereof, receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock. The record date may not be more than sixty (60) nor less than ten (10) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock or replacement stock in uncertificated form will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates or replacement stock in uncertificated form to be issued.
ARTICLE IX
GENERAL PROVISIONS
Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of the Corporation’s capital stock.
Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.
Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.
Section 4. Seal. The corporate seal, if a seal has been authorized by the Board of Directors, shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.”
ARTICLE X
AMENDMENTS
The Board of Directors shall have the power to make, alter and repeal these By-laws, and to adopt new by-laws, by an affirmative vote of a majority of the entire Board, provided that notice of the proposal to make, alter or repeal these By-laws, or to adopt new by-laws, must be included in the notice of the meeting of the Board of Directors at which such action takes place.